EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement for World Golf League, Inc. (World Golf) on Form S-8 of our report April 14, 2003 and as amended on April 24, 2003, with respect to the financial statements of World Golf incorporated by reference in its Annual Report on Form 10-KSB for the year ended December 31, 2002, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.





/s/ Parker & Co.
-----------------------------------
Parker & Co., Chartered Accountants
  Independent Professional Accountants

July 23, 2003

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